EXHIBIT 31.1
CERTIFICATION
I, George W. Dunbar, Jr., certify that:
1.	I have reviewed this Form 10-K/A of Aastrom Biosciences, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 14, 2008

/s/ George W. Dunbar, Jr.
George W. Dunbar, Jr.
Chief Executive Officer and President (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)